Exhibit 99.1

Agile Therapeutics Announces Full Exercise of Over-Allotment Option by Underwriters

PRINCETON, N.J., August 8, 2019 — Agile Therapeutics, Inc. (Nasdaq: AGRX), a women’s healthcare company, today announced that the underwriters of its previously announced public offering of common stock have exercised in full their option to purchase an additional 1,894,736 shares of Agile Therapeutics’ common stock. The additional shares were sold at the public offering price of $0.95 per share, before underwriting discounts and commissions. The closing occurred on August 8, 2019, bringing the total number of shares sold by Agile Therapeutics in the public offering to 14,526,315 and total gross proceeds to approximately $13.8 million.  The total net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $12.6 million from the offering.

Oppenheimer & Co. Inc. acted as the sole book-running manager for the offering.  H.C. Wainwright & Co., LLC acted as lead manager for the offering.

The shares of common stock described above were offered by Agile Therapeutics pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission.  The offering has been made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a forward-thinking women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women.  Our product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method.  Our lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15, is an investigational low-dose, non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to our public offering and potential market opportunity for our product candidates. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and such other factors.  For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement filed with the Securities and Exchange Commission (SEC) on August 2, 2019 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source:  Agile Therapeutics

Contact:  Investor Relations — 609-683-1880